PRICING SUPPLEMENT NO. 13                                         Rule 424(b)(3)
DATED:  February 13, 2004 +                                  File No. 333-109793
        February 18, 2004 ++
(To Prospectus dated November 17, 2003, and
Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $125,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 2/19/2004   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 2/21/2006         CUSIP#: 073928D83

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]   Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[x]   Federal Funds Open Rate            Interest Reset Date(s): Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  1.18%            Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.18%

+  $75,000,000 was traded on February 13, 2004.
++ $50,000,000 was traded on February 18, 2004.

* Commencing May 21, 2004 and on the 21st of each August, November, February and May thereafter, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.